BDO Dunwoody LLP	600 Cathedral Place
Chartered Accountants	925 West Georgia Street
Vancouver, BC, Canada V6C 3L2
Telephone: (604) 688-5421
Telefax: (604) 688-5132
E-mail: vancouver@bdo.ca
www.bdo.ca

Consent of Independent Public Accounting Firm

Golden Queen Mining Co. Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-102112) of Golden Queen Mining Co. Ltd., of our report dated March 10, 2006 relating to the consolidated financial statements of Golden Queen Mining Co. Ltd., which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada
April 15, 2005